Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Tech Data Corporation:
(1) Registration Statement (Form S-8 No. 333-225478) pertaining to the 2018 Equity Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-161687) pertaining to the 2009 Equity Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-144298) pertaining to the Amended and Restated 2000 Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-59198) pertaining to the 2000 Non-Qualified Stock Option Plan and the 2000 Equity Incentive Plan,

(5) Registration Statement (Form S-8 No. 033-62181) pertaining to the 1995 Non-employee Directors Stock Option Plan,
(6) Registration Statement (Form S-8 No. 033-60479) pertaining to the 1995 Employee Stock Purchase Plan,
(7) Registration Statement (Form S-3 No. 333-215579), and
(8) Registration Statement (Form S-3 No. 333-218456);
of our reports dated March 20, 2019, with respect to the consolidated financial statements and schedule of Tech Data Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Tech Data Corporation and subsidiaries included in this Annual Report (Form 10-K) of Tech Data Corporation for the fiscal year ended January 31, 2019.

/s/ Ernst & Young LLP

Tampa, Florida
March 20, 2019